May  08,  2001

ROOT  James
Hong  Kong


Dear  James

Congratulations, and welcome to NETCEL360 HONG KONG LIMITED ("NetCel360"). We are pleased to confirm our offer of employment to you to join us as SENIOR VICE PRESIDENT, BUSINESS PROCESS OUTSOURCING AND TECHNOLOGY SERVICES GROUP, located in HONG KONG, reporting to the CHAIRMAN & CEO, under the terms specified in this letter.

1.     DATE  OF  HIRE

Your date of hire will be effective May 8, 2001. However, in recognition of your years of service with NetCel360 Limited, your date of hire for purposes of service-related benefit eligibility and accumulation will be February 14, 2000.

2.     DUTIES

This offer is indicative of an at-will agreement where we employ you and you agree to contribute to the company in line with directions and objectives established for you by your Team Leader. During the term of your employment, you shall devote your full business time, attention, skill and efforts to advance the interests to achieve success for the company.

Based on business needs your role and responsibilities may be reassigned or modified. We reserve the right to assign this agreement and to transfer you to other departments, locations, subsidiaries or associated companies in line with organizational goals.

3.     HOURS  OF  WORK

Your normal hours of work are 40 hours over five (5) days a week, with a one-hour break for lunch each day.

NetCel360 is a professional organization whose business is driven by customers' needs. In addition to the usual business hours, you will be expected to work the hours necessary to achieve your individual objectives and to meet business needs.

4.     BASE  SALARY

Your basic salary will be US210,000 annually payable on a 12-month basis, to be increased to US250,000 annually, payable on a 13-month basis, beginning on July 1, 2001. The elements of your package must conform to prevailing company policy and practice.

All compensation matters, particularly related to salary and stock options, must be kept in the strictest confidence. Therefore, please do not divulge such information to unauthorized people inside or outside Netcel360.


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                                      -2-


5.     VARIABLE  PAY

We believe in sharing in the success of our company with our team members. You will be eligible to participate in NetCel360's Bonus Plan. Your target bonus will be 75% of your guaranteed annual salary.

6.     HOUSING

You  are  entitled  to  a  housing  allowance  of  up  to  US5,000.00 per month.

7.     ANNUAL  LEAVE

You are entitled to 4 weeks paid vacation per year during the term of your employment.

Leave shall be taken at such times as shall be mutually agreed upon by you and your Team Leader, having regard to NetCel360's business needs and your responsibilities. You shall be entitled to observe all local country holidays as designated by the NetCel360's annual holiday schedule.

8.     BENEFITS

You are entitled to participate in the benefits programs provided by the Company, based on your eligibility as per company policy and practice, which currently exists or may be adopted in the future.

9.     EXPENSES

Upon presentation of proper vouchers, receipts or other proof, you shall be reimbursed promptly by NetCel360 for all reasonable travel and other expenses incurred in connection with performing your employment obligations.

10.     TERMINATION  OF  EMPLOYMENT

Notice  Period
--------------

This Agreement may be terminated by you without Cause or by NetCel360 without Cause on one (1) month's notice.

NetCel360 may also at its election terminate this Agreement without Cause without notice by paying you the salary payable during the term of such notice period, in which case it may require you to leave NetCel360's offices prior to the Termination Date .

This Agreement may be terminated by NetCel360 for Cause or performance below established standards as per company policy and country law without notice.

Severance  Pay
--------------

In the event your employment is terminated voluntarily, without Cause, for Cause or on account of death or disability, NetCel360shall pay you, in full discharge of its obligations hereunder, salary through the Termination Date. In addition, in case of termination due to death or disability, the Company shall pay you (or your estate), a pro-rata portion of any additional compensation for the period in which your employment is terminated, accrued through the Termination Date.


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                                      -3-


11.     DEFINITIONS;  INTERPRETATION.

Terms not otherwise defined in this Agreement shall have the meaning given in NetCel360's Team Member Reference Handbook, as it may be revised from time to time. The provisions of this Agreement should be read in conjunction with, and are supplemented by, the Team Member Reference Handbook.


12.     NON-COMPETITION  AND  CONFIDENTIALITY.

You are subject to the non-competition and confidentiality provisions set forth in Attachment A to this Agreement.

13.     DATA  PRIVACY  CONSENT

With acceptance of this offer, you permit the Company to transfer various personnel and employment data concerning and relating to you (via electronic mail or fax) to the corporate entities or legitimate third parties assisting the Company in implementation, administration and management of programmes. You understand and acknowledge that all appropriate security measures to ensure confidentiality will be maintained.

14.     CODE  OF  CONDUCT

NetCel360 people set the standard for ethical business conduct. As part of your employment, you will be required to review our Code of Conduct with your supervisor and agree to comply. We will outline the relevant details that pertain to standard of business behaviour that we expect all employees to live by. It is important for you to fully understand this philosophy and the policies and procedures governing it.

It is an expressed condition of your employment with NetCel360 that you engage your self exclusively in the company's business and do not undertake any other form of employment which may conflict with the company's business in any respect.

Your work will be subject to the rules and regulations of NetCel360, as promulgated and modified from time to time, in relation to your conduct, discipline and other matters. In addition to the above, all such rules and regulations as may be in operation at the time of your accepting the appointment with NetCel360 may also be amended or altered from time to time at the discretion of NetCel360 and will apply to you.

15.     SEVERABILITY.

Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law, or if no reformation is permissible, shall be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement, and any such invalidity, illegality or unenforceability shall not, of itself, affect the validity, legality or enforceability of such provision in any other jurisdiction.

16.     GOVERNING  LAW;  JURISDICTION.

This Agreement shall be interpreted and construed in accordance with the laws of Hong Kong, without giving effect to the conflict of laws provisions thereof.
----------
Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought against any of the parties in the courts of Hong Kong
                 ----------


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                                      -4-


and each of the parties hereby consents to the jurisdiction of such courts and waives any objection to venue laid therein.To indicate your acceptance of this offer, please sign and return this original offer letter with your start date indicated to the undersigned and retain a copy for your records.

We are very pleased to welcome you to the NetCel360 family. Should you have any questions, or desire further information, please do not hesitate to call us.

Yours  sincerely

/S/  PRITHVI  SHERGILL
________________________
PRITHVI  SHERGILL
Vice  President,  Talent  Management
NetCel360  Hong  Kong  Limited

ACCEPTANCE:
I, the undersigned hereby accept the offer and agree to the terms and conditions as stipulated in this Agreement and Attachment A and will comply with all the regulations and policies laid down by NetCel360 from time to time.




Signature :    /S/  JAMES  ROOT
               ______________________

Date:  May 8, 2000

                                                                  ATTACHMENT 'A'


                          EMPLOYEE AGREEMENT REGARDING
                        NON-COMPETITION & NON-DISCLOSURE

In consideration of my employment by NetCel360 Hong Kong Limited ( together with its subsidiaries and affiliates, the "Company"), its successors and assignees, I, hereby agree as follows:

NON-COMPETITION
---------------

Employee covenants and agrees that during the term of Employee's employment with the Company and for a period (the "Non-Compete Period") commencing on the Termination Date and ending on the date which is one (1) year from the date of the final payment by the Company to Employee pursuant to the Employment Agreement, the Employee will refrain from:

     (i) directly or indirectly (as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise) engaging in competition with, or owning any interest in, performing any services for, participating in or being connected with any business or organisation which engages in competition with the Company, NetCel360 Holdings Limited or any subsidiary thereof (collectively, "NetCel360"),

     (ii) soliciting directly or indirectly the patronage of any person with whom Employee has had personal contact or dealings on behalf of NetCel360thereof during the twelve (12) month period immediately preceding the Termination Date, or

     (iii) directly or indirectly employing, soliciting for employment, or advising or recommending to any other person that they employ or solicit for employment, any employee of NetCel360.

In connection with the foregoing provisions of this Attachment A, Employee represents that his/her experience, capabilities and circumstances are such that the provisions of this Attachment A will not prevent him/her from earning a livelihood and that the limitations set forth herein are reasonable and properly required for the adequate protection of the Company.

The Company reserves the right to waive its rights under this section if, in its sole discretion and judgement, it determines that despite the fact that a violation has occurred, the facts are overwhelmingly compelling or it is in the Company's best interest to make such waiverThe Human Resource Leader, on concurrence from the CEO shall notify the Employee of such waiver. Any waiver so granted shall only be with respect to the violation set forth in such notice. Moreover the Company may withdraw any waiver so granted at any time upon its becoming aware of any change in the facts upon which its decision to grant a waiver was predicated.

CONFIDENTIAL  INFORMATION
-------------------------

Non-Disclosure
--------------

Employee agrees not to use other than for the benefit of the Company and to keep confidential, during the term of Employee's employment with the Company and for at least two (2) years thereafter, all informa-tion about NetCel360 which the Company or any of its subsidiaries treats as confidential, including, but not limited to, information about customers, marketing plans, marketing techniques, technical information, and possible new products or services, except that Employee will not be required to keep particular items of information confidential after those items of information become generally available to the public without a breach by Employee of Employee's obligations under this Section.

Employee agrees that prior to speaking with the any member of the media industry
- press, radio, television or web - during or after his employment with the Company will inform and obtain concurrence from the Company prior to doing so.

Employee covenants and agrees that except in the performance of his/her duties hereunder, he will not, at any time, directly or indirectly, without the prior written consent of the Company, use or disclose to any person any confidential or proprietary information ("Confidential Information") obtained or developed by him/her while employed by the Company relating to the business of NetCel360, except information which at the time:

(i) is available to others in the business or generally known to the public other than as a result of disclosure by him/her not permitted hereunder,

(ii) is lawfully acquired from a third party who is not obligated to NetCel360 to maintain such information in confidence or

(iii) is used in any dispute or proceedings between the parties and/or Employee is legally compelled to disclose such information; provided, however, that prior
                                                   --------  -------
to  any  such  compelled  disclosure,  Employee  will:

(a) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and

(b) cooperate fully with the Company in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information.

In the event that such protection against disclosure is not obtained, Employee will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

Disclosure  to  the  Company
----------------------------

Employee shall disclose promptly to the Company and assign all his/her right, title and interest in all new discoveries, ideas, formulae, products, methods, processes, designs, trade secrets, copyrightable material, patentable inventions, or other useful technical information or know-how and all improvements, modifications or alterations of existing discoveries made, discovered, or developed by him, either alone or in conjunction with any other person during the term of his/her employment by the Company, or using NetCel360's materials or facilities, which discoveries or developments are based on, derived from, or make use of any information directly related to the business disclosed to, or otherwise acquired by, Employee from NetCel360 during his/her employment by the Company.

Employee agrees that any copyright, patent, trademark, or other proprietary rights in any such discoveries shall be the sole and exclusive property of the Company, and the Company need not account to Employee for any revenue or profit derived therefrom.

If by operation of law or otherwise, any or all of the items set forth in the sections documented, or any component or element thereof, is considered to be the intellectual property right of Employee, Employee hereby agrees to irrevocably assign to the Company, its successor and assigns, ownership of all HONG KONG, United States and other international copyrights and all other intellectual property rights available with respect to each such element or item.

Employee shall be deemed to have granted the Company an irrevocable power of attorney to execute as Employee's agent any and all documents (including copyright registrations) deemed necessary by the Company to perfect the Company's intellectual property rights in and to each of the items set forth in these sections.

In the case where an Employee enters into a new business venture or takes a financial stake in another enterprise during his employment with us, the Employee is required to inform the Company of this event prior to doing so to ensure there is no conflict of interest.

Trade  Secrets
--------------
Employee agrees, in order to effectuate the intent of the parties hereunder with respect to confidentiality of the trade secrets of the Company, to return to the Company forthwith upon the request of the Company or the termination of his/her employment or promptly thereafter, all documents, materials, photographs, memorandums, and all copies or reproductions thereof, or any property of a similar or different nature containing information relating to the business of NetCel360 or other Confidential Information, whether such material was furnished by NetCel360, or otherwise. Employee further agrees to use his/her best efforts and to exercise utmost diligence to protect and guard and keep secret and confidential all Confidential Information that shall come into his/her possession by reason of his/her employment by the Company.

The Employee represents that he/she is under no obligation or agreement that would prevent him/her from being an employee of the Company or which will adversely impact his/her ability to perform the expected services. As a condition of employment, the Employee hereby acknowledges and agrees that no confidential documents, computer discs, computer stored information or any other confidential property of any previous employer are to be brought on the premises or used in any way in his/her employment with the Company. As a further condition of employment, the Employee agrees not to use or disclose the trade secrets or confidential information, if any, of a previous employer in connection with his/her services with the Company.

Company  Property
-----------------
The Employer shall use only licensed software in accordance with Company policy and applicable license agreements.

Employee agrees to return to the Company forthwith upon the request of the Company or the termination of his/her employment or promptly thereafter, all other property belonging to NetCel360.

DAMAGES
-------

Employee acknowledges that the Company may suffer irreparable harm, which cannot readily be measured in monetary terms, if Employee breaches his/her obliga-tions under any of the sections above or any other section.

Employee agrees and acknowledges that, in the event of any such breach, the Company shall be entitled to cancel any and all shares, and/or options or rights to purchase shares, of its capital stock received by the Employee and/or cancel employee's rights to receive additional compensation for services rendered.

Employee further acknowledges and agrees that the Company may obtain injunctive or other equitable relief against Employee to prevent or restrain such breach causing such harm; provided, however, that where such breach involves subject matter that is susceptible of being cured, Employee will cure such breach as promptly as practicable upon notice of such breach to Employee. Such injunctive relief shall be in addition to any other remedies the Company might have under this Attachment A or at law.

The abovesigned Employee hereby acknowledges that he/she understands and will comply with the terms having on this day received a copy of this Attachment A. No failure or delay on the part of either party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other right or power. The
Employee further acknowledges and agrees that the agreements contained in this Attachment A shall be binding upon his/her heirs, executors, administrators and any other assignees.


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